Exhibit 10.10

Employment Agreement

     This Employment Agreement (“Agreement”) is between Accenture LLP (“Accenture”) and ____________(“You” and all similar references) as of June 1, 2001.

     In consideration of the promises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

1. Employment

     (a) Subject to the provisions of Section 3 of this Agreement, you shall be employed by Accenture for a period commencing on June 1, 2001 and ending on May 31, 2002 (the “Employment Term”) on the terms and subject to the conditions set forth in this Agreement; provided, however, that, commencing with June 1, 2002 and on each June 1 thereafter (each an “Extension Date”), the Employment Term shall be automatically extended for an additional one-year period unless you or Accenture provide(s) the other party four months prior written notice before the next Extension Date that the Employment Term shall not be so extended.

     (b) You agree and acknowledge that, should you or Accenture elect not to extend the Employment Term pursuant to Section 1(a), any continuation of your employment for any period of time following the expiration of the Employment Term shall be deemed an employment at-will and shall not be deemed to extend any of the provisions of this Agreement; provided, however, that the provisions of Sections 2 and 4 of this Agreement shall survive any termination of this Agreement or your termination of employment hereunder.

     (c) During your employment, you will be paid a base salary and other forms of compensation and benefits in the amounts and form determined by Accenture from time to time in its sole discretion. You may also be eligible for a bonus as determined in the sole discretion of Accenture.

     By signing this Agreement, you agree to (i) perform any and all work assigned to you by Accenture faithfully and to the best of your ability at such times and places as Accenture designates, and (ii) abide by all policies of Accenture, current and future. You also agree to comply in all respects with the terms and conditions of the Intellectual Property Agreement, attached hereto as Exhibit A, which is incorporated herein by reference.

2. Non-Competition

     You acknowledge that you have executed the Non-Competition Agreement, attached hereto as Exhibit B (“Non-Competition Agreement”), and agree that the terms thereof are incorporated herein by reference and remain in full force and effect.

3. Termination and Resignation

     (a) The Employment Term and your employment hereunder may be terminated by Accenture at any time and for any reason; provided, however, that Accenture will be required to give you four months advance notice of such termination of your employment.

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Accenture may, in its absolute discretion, give you four months pay in lieu of the notice required under this Section 3(a).

     (b) You may voluntarily resign your employment from Accenture by giving not less than four months advance written notice of resignation; provided, however, that Accenture may in its absolute discretion require you not to perform any duties at all, or to perform only such duties as it may allocate to you, during the four-month notice period under this Section 3(b). Accenture may in its absolute discretion waive all or any part of the four-month notice period under this Section 3(b).

     (c) The Employment Term and your employment hereunder may be terminated by Accenture for Cause (as defined herein), effective immediately upon the day written notice of termination for Cause is mailed or hand-delivered to you. For purposes of this Agreement “Cause” means any of the following conduct by you: (i) embezzlement, misappropriation of corporate funds, or other material acts of dishonesty; (ii) commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor; (iii) engagement in any activity that you know or should know could harm the business or reputation of Accenture; (iv) material failure to adhere to Accenture’s corporate codes, policies or procedures as in effect from time to time; (v) continued failure to meet performance standards as determined by Accenture; or (vi) violation of any statutory, contractual, or common law duty or obligation to Accenture, including, without limitation, the duty of loyalty.

4. Dispute Resolution

     (a) Any and all disputes arising out of, relating to or in connection with this Agreement or your employment by Accenture, including, but not limited to, disputes relating to the validity, negotiation, execution, interpretation, performance or non-performance of the Agreement (including the validity, scope and enforceability of this arbitration provision), shall be finally settled by arbitration conducted by a single arbitrator in New York. The proceedings shall be conducted pursuant to the then-existing National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however, that any and all disputes arising out of, relating to or in connection with Section 2 of this Agreement (Non-Competition) shall be finally settled in accordance with Section 4 of the Non-Competition Agreement, and that any disputes arising out of, relating to or in connection with Section 2 of this Agreement and the Non-Competition Agreement shall be consolidated and finally settled in accordance with Section 4 of the Non-Competition Agreement.

     (b) Arbitrable disputes include without limitation employment and employment termination claims and claims by you for employment discrimination, harassment, retaliation, wrongful termination, or violations under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Family and Medical Leave Act, or the Employee Retirement Income Security Act, or under any other federal, state, foreign or local law, regulation, ordinance, executive order, constitution, or common law doctrine. Without limiting the foregoing, you acknowledge that a violation on your part of this Agreement would cause irreparable damage to Accenture. Accordingly, you agree

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that Accenture will be entitled to injunctive relief for any actual or threatened violation of this Agreement in addition to any other remedies it may have.

     (c) Notwithstanding the foregoing, Accenture may bring an action or special proceeding ancillary to an arbitration or contemplated arbitration arising out of, relating to or concerning this Agreement in any court of competent jurisdiction, including, but not limited to, for the purpose of compelling arbitration, seeking temporary or preliminary relief pending resolution of a dispute and/or enforcing an arbitration award, and, for purposes of any such action or proceeding, you irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York and acknowledge that the designated fora have a reasonable relation to the Agreement and to the parties’ relationship with one another.

5. Governing Law

     This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

6. Notice

     Any communication, demand or notice to be given hereunder will be duly given (and shall be deemed to be received) when delivered in writing by hand or first class mail or by telecopy to a party at its address as indicated below:

If to Accenture,

Accenture LLP
1661 Page Mill Road
Palo Alto, CA 94304
Telecopy: (650) 213-2956
Attention: General Counsel
(or, if different, the then-current principal business address of the duly appointed General Counsel of Accenture LLP

     If to you, to your last address appearing in Accenture’s records. You agree to notify Accenture of any change in address by giving Accenture notice of such change in accordance with the provisions of this Section 6.

7. Miscellaneous

     This Agreement is the entire agreement between you and Accenture regarding these matters and supersedes any verbal and written agreements on such matters. This Agreement may be modified only by written agreement signed by you and Accenture. If any provision of this Agreement is held invalid or unenforceable for any reason, the invalidity shall not nullify the validity of the remaining provisions of this Agreement. If any provision of this Agreement is determined by a court or arbitration panel to be overly broad in duration,

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geographical coverage or scope, or unenforceable for any other reason, such provision will be narrowed so that it will be enforced as much as permitted by law.

     You may not assign your rights and duties under this Agreement without the prior written consent of Accenture. Accenture may assign any rights or duties that it has, in whole or in part, to any of its subsidiaries or affiliates without your consent.

     Please confirm your acceptance and agreement by signing and returning the enclosed duplicate of this letter which will thereupon constitute an agreement between you and Accenture, on its behalf and on behalf of its subsidiaries and affiliates.

Very truly yours,

ACCENTURE
(on its behalf, and on behalf of its subsidiaries and affiliates)

By: William D. Green

Agreed to and accepted

By: _______________________________

Print Full Name: _____________________

Date: _____________________________

Exhibit A

Exhibit B